January 5, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Escalon Medical Corporation (copy attached), which we understand will be filed with the Securities and Exchange
Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated December 30, 2004. We agree with the statements concerning our Firm in such Form 8-K. However, we make no comment whatsoever regarding material weaknesses in internal accounting controls or any remediation efforts related thereto.

Very truly yours,

/s/ Parente Randolph, LLC